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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 29, 2000 (except for Note 18, as to which the date is April 19, 2000), in
the Registration Statement (Form S-1 No.       ) and related Prospectus of
Omnicell.com for the registration of shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
April 20, 2000